EXHIBIT 99.1

Terra Tech Launches Legal Cannabis Delivery Service in Orange County, CA

Irvine, CA – May 15, 2019 - Terra Tech Corp. (TRTC) ("Terra Tech") or (the "Company"), a vertically integrated cannabis-focused agriculture company, today announced that it has launched a legal cannabis delivery service, operating from its state licensed Blüm dispensary in Santa Ana, CA, as of Tuesday, May 14, 2019.

Through its Blüm Santa Ana dispensary, Terra Tech is now a major supplier of medical and adult-use cannabis to Santa Ana and the surrounding cities, such as Irvine, Laguna Beach and Newport Beach. All of the aforementioned cities suffer from a scarcity of existing cannabis dispensaries. Launching a premier delivery service enables the Company to expand distribution of its best-in-class cannabis products to reach an even greater number of patients and customers. The delivery service is fully licensed and compliant with all state regulations.

Terra Tech purchased multiple delivery vans and hired sales associates to deliver products within Orange County, CA, starting with a 20-mile radius out of the Company’s Blüm Santa Ana store. Orders for the delivery service will originate from http://bit.ly/SNADelivery where customers have access to all available products within the local store’s inventory and may choose a two-hour window for delivery during the store’s operational hours.

“Santa Ana is the only jurisdiction in the area which has fully regulated cannabis retailers. This allows our Blüm dispensary to serve not just the local population but also consumers from the surrounding cities,” commented Derek Peterson, Chief Executive Officer. “Launching a delivery service is the latest evolution in the cannabis industry, offering a user friendly, seamless process for customers to access top-quality cannabis products at their convenience. Our delivery service is fully compliant with all California regulatory standards so consumers can be confident they are receiving fully tested products from couriers that have undergone comprehensive background checks. Once we finish perfecting operations in Orange County, we have our sights on expanding delivery services out of our Blüm Oakland and Blüm San Leandro locations as well.”

To be added to the Terra Tech email distribution list, please email TRTC@kcsa.com with TRTC in the subject line.

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About Terra Tech

Terra Tech Corp. (OTCQX: TRTC) operates through multiple subsidiary businesses including: Bl m, IVXX Inc., Edible Garden, and MediFarm LLC. Bl m s retail and medical cannabis facilities provide the highest quality medical cannabis to patients who are looking for alternative treatments for their chronic medical conditions as well as premium cannabis to the adult-use market in Nevada and California. Bl m offers a broad selection of cannabis products including; flowers, concentrates and edibles through its multiple California and Nevada locations. IVXX, Inc. is a wholly-owned subsidiary of Terra Tech that produces cannabis-extracted products for regulated cannabis dispensaries throughout California and dispensaries in Nevada. The Company s wholly-owned subsidiary, Edible Garden, cultivates a premier brand of local and sustainably grown hydroponic produce, sold through major grocery stores such as ShopRite, Walmart, Ahold, Aldi, Meijer, Kroger, Stop & Shop and others nationwide. Terra Tech s MediFarm LLC subsidiaries are focused on medical and adult-use cannabis cultivation and permitting businesses throughout Nevada.

For more information about Blüm Retail Stores visit: http://letsblum.com

Visit us on Facebook @ http://www.facebook.com/terratechcorp/timeline

Follow us on Instagram @Letsblum

Follow us on Twitter @terratechcorp

For more information about Edible Garden visit: http://www.ediblegarden.com/

Visit Edible Garden on Facebook @ http://www.facebook.com/ediblefarms?fref=ts

Cautionary Language Concerning Forward-Looking Statements

Statements in this press release may be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "anticipate", "believe", "estimate", "expect", "intend" and similar expressions, as they relate to Terra Tech Corp. (the "Company") or its management, identify forward-looking statements. These statements are based on current expectations, estimates and projections about the Company's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in the Company's filings with the Securities and Exchange Commission. Any forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after such date.

Contact

Philip Carlson

KCSA Strategic Communications

TRTC@kcsa.com

212-896-1238

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